EXHIBIT 1

TRANSACTIONS SINCE THE DATE OF THE MOST RECENT FILING ON
SCHEDULE 13D

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company since the date of the most recent filing on Schedule 13D.  Such transactions involved the purchase of shares on the Nasdaq National Market System.  The prices reported below reflect the weighted average purchase price of the shares of Common Stock purchased on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price	Shares
5/18/2010	Purchase	$4.7500	300
5/19/20101	Purchase	4.7334	18998
5/20/20102	Purchase	4.4057	68139
5/21/20103	Purchase	4.3292	51623
5/24/20104	Purchase	4.4442	13323
5/25/20105	Purchase	4.3077	21657
5/26/20106	Purchase	4.4059	28800
5/27/20107	Purchase	4.4585	7131
5/28/20108	Purchase	4.5506	37994
6/01/20109	Purchase	4.4126	39660
6/02/201010	Purchase	4.5159	9307
6/04/201011	Purchase	4.5300	64587
6/07/201012	Purchase	4.2956	30000
6/08/201013	Purchase	4.2154	21886

1 This transaction was executed in multiple trades at prices ranging from $4.71 - 4.75.
2 This transaction was executed in multiple trades at prices ranging from $4.33 - 4.62.
3 This transaction was executed in multiple trades at prices ranging from $4.21 - 4.37.
4 This transaction was executed in multiple trades at prices ranging from $4.38 - 4.48.
5 This transaction was executed in multiple trades at prices ranging from $4.29 - 4.35.
6 This transaction was executed in multiple trades at prices ranging from $4.34 - 4.45.
7 This transaction was executed in multiple trades at prices ranging from $4.41 - 4.50.
8 This transaction was executed in multiple trades at prices ranging from $4.51 - 4.58.
9 This transaction was executed in multiple trades at prices ranging from $4.39 - 4.45.
10 This transaction was executed in multiple trades at prices ranging from $4.30 - 4.60.
11 This transaction was executed in multiple trades at prices ranging from $4.43 - 4.70.
12 This transaction was executed in multiple trades at prices ranging from $4.23 - 4.40.
13 This transaction was executed in multiple trades at prices ranging from $4.18 - 4.23.

Date	Type	Price	Shares
6/09/201014	Purchase	$4.2347	21914
6/10/201015	Purchase	4.3283	12923
6/11/201016	Purchase	4.4773	19863
6/14/201017	Purchase	4.6233	4500
6/17/201018	Purchase	4.7453	17900
6/18/201019	Purchase	4.7217	47174
6/21/2010	Purchase	4.75	1800
6/22/201020	Purchase	4.7444	30000
6/23/201021	Purchase	4.7491	30000
6/24/201022	Purchase	4.732	2605

14 This transaction was executed in multiple trades at prices ranging from $4.16 - 4.29.
15 This transaction was executed in multiple trades at prices ranging from $4.29 - 4.38.
16 This transaction was executed in multiple trades at prices ranging from $4.41 - 4.53.
17 This transaction was executed in multiple trades at prices ranging from $4.62 – 4.63.
18 This transaction was executed in multiple trades at prices ranging from $4.72 - 4.75.
19 This transaction was executed in multiple trades at prices ranging from $4.69 - 4.75.
20 This transaction was executed in multiple trades at prices ranging from $4.72- 4.75.
21 This transaction was executed in multiple trades at prices ranging from $4.74 - 4.75.
22 This transaction was executed in multiple trades at prices ranging from $4.72 – 4.75.